MODIFICATION NUMBER 3 TO THE
            EXCLUSIVE FIELD-OF-USE LICENSE AGREEMENT NO. 99-42-00558


THIS MODIFICATION, hereinafter referred to as"Modification Number 3," is entered into by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a nonprofit educational institution and a public corporation of the State of California, hereinafter referred to as the "University," and CENTREX, INC., an Oklahoma corporation having a principal place of business at 8908 South Yale Avenue, Suite 410, in Tulsa, Oklahoma, hereinafter referred to as the "Licensee," the parties to this License Agreement being referred to individually as a "Party" and collectively as "Parties."

                                   BACKGROUND

The Parties have entered into License Agreement 99-42-00558 for technology related to ultrasensitive detection of specific nucleic acid sequences, said license being limited to the field of "detection of microbial contamination in food."

Licensee has proposed certain improvements to the technology that will expand its area of application, and the Licensee and University have entered into Funds-In Agreement FIA-98-053-A001 to develop these improvements.

In order to commercially exploit the improved technology, Licensee has requested that its license grant be made exclusive.

THEREFORE, the Parties agree to modify the License Agreement as follows:

                                  MODIFICATIONS

(1)      Delete Paragraph 1.9, FIELD OF USE definition.

(2)      Replace Paragraph 2.1 with the following:

         2.1 The University grants to the Licensee, subject to Paragraphs 2.2 and 2.3, an exclusive license to make, use, import, sell and offer to sell LICENSED INVENTIONS under the PATENT RIGHTS, with the right to sublicense others under the terms of Article 3.

(3) Replace Article 11 "PATENT PROSECUTION AND MAINTENANCE" with the following:

                      11 PATENT PROSECUTION AND MAINTENANCE

         11.1 The University will file, prosecute, and maintain the U.S. and international patent applications and patents listed in Appendix A. The costs associated with U.S. and PCT cases will be borne by the University. The costs associated with international cases


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will be borne by the Licensee for each national case. The University will provide the Licensee, upon the Licensee's request, copies of relevant documentation relating to any such patent prosecution. The Licensee will hold such documentation in confidence in the same manner as if it were the Licensee's financial or business information or trade secrets.

         11.2 Licensee acknowledges that the University has kept Licensee fully informed of the prosecution actions related to U.S. Patent Application No. 09/454,385.

         11.3 The University will use its best efforts to amend any U.S. or international patent applications identified in Appendix A to include reasonable claims requested by the Licensee if such claims are required to protect commercial applications of the LICENSED INVENTION. Requested amendments will be introduced into the patent applications at the sole discretion of the University.

         11.4 The Licensee understands and agrees that the prosecution of patent applications is uncertain and that certain claims therein may not be allowed or may be more limited in scope than when originally filed and that patent applications may not issue as a U.S. and/or international patent. Therefore, the University provides no representation or warranty that any of the patent applications identified in Appendix A will issue as a U.S. and/or international patent or that the scope of claims coverage of any resulting patent issuing thereon will have the same scope of claims coverage as when filed by the University or when reviewed by the Licensee.

         11.5 The University agrees to provide written notification to the Licensee if any of the patent applications identified in Appendix A receive a final rejection, and further agrees to review recommendations from the Licensee and/or the Licensee's patent attorneys as to how to further the University's prosecution efforts. However, it will be at the University's sole discretion whether the University implements the prosecution advice of the Licensee and/or the Licensee's patent attorneys.

         11.6 The University agrees to provide written notification to the Licensee if the University intends to terminate prosecution of any of the patent applications identified in Appendix A. Acceptance by the University of allowed claims in any of the patent applications and allowing the patent applications to proceed to issuance with these claims, or abandonment of any of the patent applications will be at the sole discretion of the University. If the University elects to terminate prosecution of a patent application for a reason other than to accept allowed claims, the Licensee may elect in writing to assume responsibility for such prosecution in the name of the University at its own expense.

         11.7 The University will invoice the Licensee for costs under Paragraph
11.1 as expenses are incurred or estimated by the University and the Licensee must pay such invoices within thirty (30) days of the invoice date. The Licensee's obligations to pay costs incurred by the University for foreign patents and patent applications continues until this License Agreement expires or is terminated by either Party or until such time as

Appendix A is amended to delete one or more national cases, irrespective of when the University actually pays the expenses.

         11.8 Notwithstanding any of the foregoing, the Licensee may at any time notify the University that it is no longer interested in any particular foreign patent or patent application listed in Appendix A and, effective upon the University's receipt of such notice, the Licensee shall have no obligation to pay any costs incurred by the University associated with such patent or patent application after receipt of such notice, and the Licensee shall have no license rights under such patent or patent issuing on such patent application.

         11.9 The Licensee may request amendments to Appendix A, Foreign Patent Rights, in writing to the University, provided such requests are made at least ninety (90) days before any action on the cases affected by the requested amendment is due. The failure of the Licensee to include countries in Appendix A for international patent rights will be considered an election by the Licensee not to secure such rights. The University has the right to seek patent rights in any country for which a patent application has not been filed as of the effective date of this Agreement or for which the Licensee has not elected to secure such international rights and may seek additional licensees of such rights.

(4)      Replace Appendix A with the following:

        1.       U.S. Patent Rights

         filed December 3, 1999; "Method or the detection of specific nucleic acid sequences by polymerase nucleotide incorporation" by A. Castro (Case S-89,696).

        2.       Foreign Patent Rights

                  For U.S. Patent Application No. 09/454,385; filed December 3, 1999; "Method for the detection of specific nucleic acid sequences by polymerase nucleotide incorporation" by A. Castro (Case S-89,696). The Licensee elects foreign patent prosecution in the following countries:

-------------------------- ------------------- ---------------
        Country              Application No.     Filing Date
-------------------------- ------------------- ---------------
-------------------------- ------------------- ---------------
Canada                     2,354,682           12/3/99
-------------------------- ------------------- ---------------
-------------------------- ------------------- ---------------
European Patent Office     99964072.5          12/3/99
-------------------------- ------------------- ---------------
-------------------------- ------------------- ---------------
Japan                                          12/3/99
-------------------------- ------------------- ---------------

(3)      Replace Appendix C, Part 1, Paragraph b with the following:

                 b. Annual License Fee of Five Thousand Dollars ($5000) payable in advance on January 31 for each year this License Agreement is in effect.

                                MODIFICATION FEES

In consideration for the rights, privileges and license granted under this Modification Number 3, Licensee shall pay the following fees:

(1) Fifteen Thousand Dollars ($15,000) within fifteen (15) days of execution of this Modification Number 3.

(2) Ten Thousand Dollars ($10,000) within thirty (30) days of being notified that the University received a notice of allowability from the U.S. Patent and Trademark Office for U.S. Patent Application No. 09/454,385.


IN WITNESS WHEREOF, both the University and the Licensee have executed this Modification Number 3, in duplicate originals, by their respective officers on the day and date hereinafter written. This Modification Number 3 is effective as of the later of the dates of execution.




THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:  / s /  Donna M. Smith
     ---------------------
     Donna M. Smith, Ph.D.
     Director, Industrial Business Development Office
     Los Alamos National Laboratory

Date: 2-25-02
      -------


CENTREX, INC.

By:  / s /  T. R. Coughlin, Jr.
     --------------------------

Name:  T. R. Coughlin, Jr., M.D., CEO
       ------------------------------

Date:  2/26/02
       -------